Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares National Muni Bond ETF (ISHMUNI) iShares New York Muni Bond ETF (ISHNY)
       BlackRock Municipal Income Investment Quality Trust
(BAF)
       BlackRock Allocation Target Shares : Series E Portfolio
(BATSE)
       BlackRock Municipal Income Investment Trust (BBF) BlackRock New York Municipal Income Trust II (BFY) BlackRock New York Municipal Income Trust (BNY) BlackRock New York Municipal Bond Trust (BQH) BlackRock National Municipal Fund of BlackRock
Municipal Bond Fund, Inc. (BR-NATL)
       BlackRock New York Municipal Opportunities Fund of BLK Multi-State Muni (BR-NYMO)
       BlackRock Strategic Municipal Trust (BSD)
       BlackRock New York Municipal Income Quality Trust (BSE) BlackRock Long-Term Municipal Advantage Trust (BTA) BlackRock MuniYield Investment Quality Fund (MFT) BlackRock MuniHoldings New York Quality Fund, Inc.
(MHN)
       BlackRock Muni New York Intermediate Duration Fund,
Inc. (MNE)
       BlackRock MuniYield New York Quality Fund, Inc. (MYN)




The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
11-22-2017

Security Type:
BND/MUNI

Issuer
Metropolitan Transportation Authority
transportation revenue refunding

Selling
Underwriter
Merrill Lynch, Pierce, Fenner & Smith
Incorporated

Affiliated
Underwriter(s)
[x] PNC Capital Markets LLC
[ ] Other:

List of
Underwriter(s)
Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Citigroup Global Markets
Inc., Goldman Sachs & Co. LLC, J.P. Morgan
Securities LLC, Williams Capital Group
L.P.,PNC Capital Markets LLC, Drexel
Hamilton, LLC, Jefferies LLC, Loop Capital
Markets, Morgan Stanley & Co. LLC, RBC
Capital Markets, Ramirez & Co., Inc.,
Siebert Cisneros Shank & Co. L.L.C,
Academy Securities, Alamo Capital WMBE,
Barclays Capital Inc.,Blaylock Van, LLC,
BNY Mellon Capital Markets, Cabrera
Capital Markets, LLC, Fidelity Capital
Markets, FTN Financial Capital Markets,
KeyBanc Capital Markets, Raymond James &
Associates, Inc., Rice Financial Products
Company, Stern Brothers & Co., Stifel,
Nicolaus & Company, Inc. ,TD Securities
(USA) LLC.


Transaction Details

Date of Purchase
11-22-2017


Purchase
Price/Share
(per share / %
of par)
$106.127
$46.041
$118.666
$105.946
$117.399
$120.005
$122.332
$75.083
$120.261



Total
Commission,
Spread or
Profit
0.445


1. Aggregate Principal Amount
Purchased (a+b)
$ 123,355,000

a. US Registered Funds
(Appendix attached with
individual Fund/Client purchase)
$ 114,115,000

b. Other BlackRock Clients
9,240,000

2. Aggregate Principal Amount of
Offering
$ 2,021,461,604.50

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.06102




Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):
[ ] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[x] Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)

[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)

[x] YES
[ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)

[x] YES
[ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by: Alisha Khan
Date: 12-08-2017
Global Syndicate Team Member




Approved by: Steven DeLaura
Date: 12-08-2017
Global Syndicate Team Member